LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

       The undersigned constitutes and appoints Stephen Ballas, Stephen Chu,
Colleen Brooks,
Joel Rubinstein, Elliott Smith, Daniel Nussen and Lola Olawole-Anjorin, or any
of them acting
singly, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of
substitution and resubstitution, for the undersigned and in the undersigned's name, place and
stead, to:

       1.  prepare, sign, and submit to the Securities and Exchange Commission
(the
" SEC ") on its Electronic Data Gathering, Analysis, and Retrieval (" EDGAR ")
Filer
Management website a Form ID application, including any amendments and exhibits thereto, and
any other related documents as may be necessary or appropriate, to obtain from the SEC access
codes to permit filing on the SEC's EDGAR system, granting unto said attorneys-in-fact and
agents, and each of them, full power and authority to do and perform each act and thing requisite
and necessary to be done as required by any rule or regulation of the SEC and the EDGAR Filer
Manual as fully and to all intents and purposes as the undersigned might or could do in person,
hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may
lawfully do or cause to be done by virtue hereof; and

       2.  sign any and all SEC statements of beneficial ownership of securities of Global
Eagle Entertainment Inc. (the " Company ") on Schedule 13D as required under
Section 13 and
Forms 3, 4 and 5 as required under Section 16(a) of the Securities Exchange Act of 1934, as
amended, and any amendments thereto, and to file the same with all exhibits thereto, and other
documents in connection therewith, with the SEC, the Company and any stock exchange on
which any of the Company's securities are listed, granting unto said attorneys-in-fact and agents,
and each of them, full power and authority to do and perform each act and thing requisite and
necessary to be done under said Section 13 and Section 16(a), as fully and to all intents and
purposes as the undersigned might or could do in person, hereby ratifying and confirming all that
said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue
hereof.

       A copy of this limited power of attorney shall be filed with the SEC.
This limited power
of attorney replaces any and all previous powers of attorney filed with the SEC.
 This limited
power of attorney shall remain in full force and effect until it is revoked by the undersigned in a
signed writing delivered to the foregoing attorneys-in-fact, or if it is superseded by a new limited
power of attorney regarding the purposes outlined herein.

        The authority granted hereby shall in no event be deemed to impose or create any duty
on behalf of the attorneys-in-fact with respect to the undersigned's obligations to file a Form ID,
Schedule 13Ds and Forms 3, 4 and 5 with the SEC.

Dated:  September 19, 2016

        /s/ Edward L. Shapiro
        Edward L. Shapiro